NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@AllianceData.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@AllianceData.com

Charter Communications
Anita Lamont
314.543.2215

ALLIANCE DATA’S EPSILON SIGNS MULTI-YEAR AGREEMENT WITH CHARTER COMMUNICATIONS TO PROVIDE
INTEGRATED MARKETING SERVICES AND STRATEGIC CONSULTING

Epsilon’s Loyalty and Email Communications Platform Launch Charter’s Customer Retention and Loyalty
Program

DALLAS, Nov. 19, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon business has signed a multi-year agreement with Charter Communications, the third-largest publicly traded cable operator in the U.S., to provide loyalty marketing and database services, analytics, permission-based email communications, and strategic consulting in support of the company’s Live It with Charter™ customer loyalty program. A Fortune 500 company, St. Louis-based Charter Communications serves more than 5.6 million customers in 29 states, providing cable television, high-speed Internet access, and telephone service as well as business communications services.

Under terms of the agreement, Epsilon, a leading provider of multi-channel, data-driven marketing technologies and services, will provide end-to-end services in support of the Live It™ program, which will be rolled out nationwide over the next year. The program employs proprietary database services including Epsilon’s loyalty platform and email communications platform, to recruit members, track membership points, and communicate with participating customers. Additionally Epsilon will provide analytical support, strategic consulting, and fulfillment services to Charter.

“Epsilon’s loyalty solution is already yielding results and helping us deepen our customer relationships,” said Brian Kryzanski, director of customer loyalty and retention at Charter Communications. “The Live It program’s successful launch owes a great deal to the scope of Epsilon’s technology. We look forward to working further with the Epsilon team.”

“Charter Communications is creating a unique, valuable customer experience with the Live It program, and we are excited to play a key role in this industry innovation,” said Bryan Kennedy, chief operations officer of Epsilon and president of Strategic Database Solutions. “As we continue to help Charter generate customer insight, we can build on our early success to accelerate this program’s evolution and even further increase its marketing ROI.”

About Epsilon
Epsilon is a leading provider of multi-channel, data-driven marketing technologies and services. Through its combination of client-centric marketing solutions, Epsilon helps leading companies understand, measure, manage and optimize their customer relationships. The organization’s end-to-end suite of integrated services includes strategic consulting, creative, data, database and loyalty technology, analytics, email and direct marketing distribution services to produce multi-channel marketing programs that generate measurable results throughout the customer lifecycle.

Founded in 1969, Epsilon is headquartered in Dallas, and comprises four business groups including Strategic Database Solutions, Data Services (formerly CPC Associates, Inc. and Abacus), Interactive Services (formerly Epsilon Interactive) and Agency and Direct Services. Epsilon works with more than 2,200 leading brands and cooperative participants and has offices throughout the United States, Europe and Asia. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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